Exhibit 3.2.1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
GRIFOLS INC.
ARTICLE 1
NAME
     The name of the corporation is Grifols Inc. (the “Corporation”).
ARTICLE 2
CORPORATE PURPOSE AND POWERS
     The purpose of the Corporation is to engage in any and all lawful business or activity, not required to be specifically stated in these Amended and Restated Articles of Incorporation (these “Articles of Incorporation”), for which a corporation may be organized under the Virginia Stock Corporation Act.
ARTICLE 3
CAPITAL STOCK
     A. The total number of shares of stock which the Corporation shall have authority to issue shall be 400,000,000 shares of common stock which shall have a par value of $0.01, and which shall be voting stock (“Common Stock”), and 40,000,010 shares of preferred stock which shall have a par value of $0.01 per share (the “Preferred Stock”). The shares of Preferred Stock may be divided and issued from time to time in one or more series as may be designated by the Board of Directors, each such series to be distinctly titled and to consist of the number of shares designated by the Board of Directors by filing Articles of Amendment. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon (if any) shall accrue or be cumulative (or both). The designations, preferences, qualifications, limitations, restrictions, and special or relative rights (if any) of any series of Preferred Stock may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly vested with authority to fix by resolution the designations, preferences, qualifications, limitations, restrictions and special or relative rights (if any) of the Preferred Stock and each series thereof which may be designated by the Board of Directors.
     B. Except as otherwise required by applicable law, each holder of Common Stock shall have full voting rights and powers equal to the voting rights and powers of each holder of Common Stock and shall be entitled to one (1) vote for each share of Common Stock held by such holder.

ARTICLE 4
BOARD OF DIRECTORS
     A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.
     B. The number of directors which shall constitute the whole Board of Directors shall be the number from time to time fixed by resolution of the Board of Directors.
     C. Any director may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least two-thirds (2/3) of all of the outstanding shares of capital stock of the Corporation entitled to vote for that purpose.
ARTICLE 5
PREEMPTIVE AND APPRAISAL RIGHTS
     Except as may be set forth in any written agreement between the Corporation and one or more of its shareholders, no holder of outstanding shares of any class shall have any preemptive right with respect to (a) any shares of any class of the Corporation, whether now or hereafter authorized, (b) any warrants, rights or options to purchase any such shares, or (c) any obligations convertible into or exchangeable for any such shares or into warrants, rights or options to purchase any such shares. To the fullest extent that the Virginia Stock Corporation Act permits the limitation or elimination of appraisal rights for any class or series of shares, no shareholder of the Corporation shall have appraisal rights. If the laws of the Commonwealth of Virginia are hereafter amended to authorize corporate action further eliminating or limiting appraisal rights, then appraisal rights shall be eliminated or limited to the fullest extent then permitted.
ARTICLE 6
BYLAWS
     In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation subject to any limitations contained therein.
ARTICLE 7
LIMITATION OF LIABILITY
     To the fullest extent that the Virginia Stock Corporation Act permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the laws of the Commonwealth of Virginia are hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent then permitted.

ARTICLE 8
INDEMNIFICATION
     The Corporation shall indemnify and shall advance expenses to its officers and directors to the fullest extent permitted by law from time to time in effect. Without limiting the generality of the foregoing, the Bylaws of the Corporation may provide for indemnification and advancement of expenses to the Corporation’s officers, directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable, provided that such Bylaws do not diminish the rights of officers and directors to indemnification and advancement of expenses.
ARTICLE 9
SHAREHOLDER ACTION WITHOUT A MEETING
     Any action required or permitted to be adopted or taken at a shareholders’ meeting may be adopted or taken without a meeting, and without prior notice, if consents in writing setting forth the action so adopted or taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to adopt or take the action at a meeting at which all shares entitled to vote on the action were present and voted, if evidenced as contemplated by, and otherwise in accordance with, Section 13.1-657 of the Virginia Stock Corporation Act.
ARTICLE 10
SEVERABILITY
     In the event that all, some or any part of any provision contained in these Articles of Incorporation shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable (as against public policy or otherwise), such provision shall be enforced to the fullest extent permitted by law and shall be construed as if it had been narrowed only to the extent necessary so as not to be invalid, illegal or unenforceable; the validity, legality and enforceability of the remaining provisions of these Articles of Incorporation shall continue in full force and effect and shall not be affected or impaired by such illegality, invalidity or unenforceability of any other provision (or any part or parts thereof) of these Articles of Incorporation. If and to the extent that any provision contained in these Articles of Incorporation that is not required by the Virginia Stock Corporation Act to be contained in these Articles of Incorporation violates any rule of a securities exchange or automated quotation system on which securities of the Corporation are traded, the Board of Directors is authorized, in its sole discretion, to suspend or terminate such provision for such time or periods of time and subject to such conditions as the Board of Directors shall determine in its sole discretion.
ARTICLE 11
AMENDMENT
     Any amendment to these Articles of Incorporation shall be made in accordance with the Virginia Stock Corporation Act.

ARTICLE 12
SHAREHOLDER APPROVAL OF FUNDAMENTAL TRANSACTIONS
     Except as otherwise provided in these Articles of Incorporation, a plan of merger or share exchange pursuant to Section 13.1-718, a transaction involving the sale, lease, exchange or other disposition of the Corporation’s assets that requires shareholder approval under Section 13.1-724 or a plan of dissolution under Section 13.1-742 of the Virginia Stock Corporation Act may be approved by the affirmative vote of the holders of a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on the matter, voting together as a single class.
ARTICLE 13
ELECTIONS UNDER VIRGINIA STOCK CORPORATION ACT
     Pursuant to Section 13.1-727.B.4 of the Virginia Stock Corporation Act, the Corporation shall not be governed by Article 14 (Affiliated Transactions) of the Virginia Stock Corporation Act. Pursuant to Section 13.1-728.2 of the Virginia Stock Corporation Act, Article 14.1 (Control Share Acquisitions) of the Virginia Stock Corporation Act shall not apply to acquisitions of shares of the Corporation.

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